UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)  (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Voluntary Temporary Base Salary Reductions

On March 23, 2009, in connection with the Company’s overall cost reduction initiative, the Company entered into letter agreements with Hong Liang Lu, Chairman of the Board, and Peter Blackmore, Chief Executive Officer and President, providing for voluntary and temporary base salary reductions of twenty percent (20%) for a one year period.

The foregoing summary of the letter agreements is not a complete description of the terms of such agreements and is qualified by reference to the full text of such letter agreements, which are attached hereto as Exhibit 10.1 and 10.2 and incorporated by reference herein.

Item 9.01.           Financial Statements and Exhibits .

(d)   Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated March 23, 2009 by and between the Company and Hong Liang Lu relating to temporary salary reduction.
10.2	Letter Agreement dated March 23, 2009 by and between the Company and Peter Blackmore relating to temporary salary reduction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: March 24, 2009	By:	/s/ Viraj Patel
	Name:	Viraj Patel
	Title:	Interim Chief Financial Officer, Vice
President, Corporate Controller, and
Chief Accounting Officer